Exhibit 99.1

Photonic Products Group, Inc. 181 Legrand Avenue Northvale, New Jersey 07647 U.S.A. 201-767-1910 201-767-9644 fax dlehrfeld@ppgrpinc.com www.ppgrpinc.com

FOR IMMEDIATE RELEASE

Wednesday, October 20, 2004

Source: Photonic Products Group, Inc.

PPGI ACQUIRES MRC PRECISION METAL OPTICS, INC.

NORTHVALE, NJ, October 20 – Photonic Products Group, Inc. (OTC Bulletin Board: PHPG) announced today that it has acquired the stock of MRC Precision Metal Optics, Inc. of Sarasota, FL in a cash transaction.  PPGI has retained the MRC workforce, including its founder and President, Frank Montone.  MRC will operate from its present location as a wholly owned subsidiary of PPGI.  It will henceforth do business as “MRC Precision Optics, a PPGI company”.

MRC, established in 1983 is a fully integrated precision metal optics and optical assembly manufacturer. The company provides highest quality precision CNC and diamond machining, polishing, plating, beryllium machining, and opto-mechanical design and assembly services. MRC has developed custom processes to support prototype through high rate production quantities of large flat mirrors, thermally stable optical mirrors, reflective porro prisms, low RMS surface finish polished mirrors, diamond machined and precision aspheric and plano mirrors, and arc-second accuracy polygons and motor assemblies. Optical plating specialties include void-free gold and electroless nickel. Insistence on quality and technical integrity has given MRC well-deserved recognition in the marketplace, serving customers in commercial, military, and aerospace industry sectors.

Dan Lehrfeld, President and CEO of PPGI, commented, “MRC complements our Laser Optics and INRAD optical component product lines.  This acquisition is consistent with our objectives of acquiring businesses, products and technologies to diversify, expand and strengthen our overall market position.  Frank and his team’s excellent reputation for product quality and for solving difficult customer challenges in metal and diamond machined plano, spherical, and aspherical optics and opto-mechanical assemblies is a complimentary fit with the equally excellent reputation of our Laser Optics and INRAD high precision plano-plano optics, spherical optics, polarizing optics, laser optics, and high-performance thin-film coatings.”

Mr. Lehrfeld added, “Frank will report to me as MRC’s President and General Manager, and will lead the expansion and growth program we have together outlined for MRC’s future.”

Frank Montone, President, General Manager, and founder of MRC commented, “I am pleased to have found in Dan and PPGI a buyer that shares a similar set of core values and our desire and intent to lead MRC along a path of profitable growth. With PPGI’s assistance, advice, and support, I anticipate and look forward to our team successfully executing our growth strategy. We look forward to serving MRC’s customers, both old and new, with the same high levels of responsiveness and quality that they have come to expect over the years.”

PPGI acquired the stock of MRC by utilizing cash obtained from lenders and investors during 2004.  The purchase transaction closed on October 19, 2004.  Its impact on earnings per share is expected to be neutral in the first six months, and accretive thereafter.

Photonic Products Group, Inc. develops, manufactures, and markets products and services for use in diverse Photonics industry sectors via its expanding portfolio of distinct business units. Its INRAD business unit specializes in crystal-based optical components, devices and instruments. Its Laser Optics business unit specializes in precision custom optical components, assemblies, and optical coatings. Its MRC business unit specializes in precision diamond turned optics, metal optics, and opto-mechanical assemblies. Its customers include leading corporations in the Defense and Aerospace, Laser Systems, and Process Control and Metrology Equipment sectors of the Photonics Industry, as well as the U.S. Government.  Its products are also used by researchers at National Laboratories and Universities world-wide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “will”, “plan”, or similar words.  Such forward-looking statements, such as our expectation for positive impact on earnings per share from the MRC acquisition, and continued growth of sales and profits, involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company’s products or the products of its customers, future actions by competitors, inability to implement its growth strategies, inability to realize synergies from the integration of MRC into PPGI, inability to contain integration expenses to expected levels, inability to raise capital, and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The forward looking statements made in this news release are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.